Exhibit 10.8

AMENDED AND RESTATED WAIVER AND CONSENT

THIS AMENDED AND RESTATED WAIVER AND CONSENT (this “Waiver”), dated as of January 2, 2025, is executed by Iris Parent Holding Corp., a Delaware corporation     (“ParentCo”), and Iris Acquisition Holdings LLC, a Delaware limited liability company (“Sponsor”).

WHEREAS, ParentCo, Sponsor and the other parties thereto have entered into that certain Lock- Up Agreement, dated as of November 30, 2022 (the “Lock-Up Agreement”).

WHEREAS, ParentCo and Sponsor entered into that certain Waiver and Consent, dated as of August 9, 2024 (the “Original Waiver”), to grant a waiver of the lock-up restrictions contained in the Lock-Up Agreement with respect to certain ParentCo Shares to be held by the entities listed on Exhibit A attached hereto (“Holders”).

WHEREAS, the parties hereto desire to amend and restate the Original Waiver as set forth herein.

WHEREAS, Iris Acquisition Corp, a Delaware corporation, ParentCo, Liminatus Pharma, LLC, a Delaware limited liability company (the “Company”), Liminatus Pharma Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of ParentCo, and SPAC Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of ParentCo, entered into that certain Business Combination Agreement, dated as of November 30, 2022 (as amended, modified or supplemented from time to time, the “Business Combination Agreement”).

NOW, THEREFORE, in consideration of the premises set out above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.             Defined Terms. Any capitalized term used but not defined herein shall have the meaning for such term set forth in the Lock-Up Agreement.

2.             Waiver. Effective upon the Closing, the parties hereto agree to waive all lock-up restrictions pursuant to the Lock-Up Agreement with respect to, and to exclude from the definition of “Lock-up Shares,” the ParentCo Shares to be received by the Holders upon the Closing in exchange for the units of the Company as set forth opposite their respective names in Exhibit A attached hereto.

3.             Effect of this Waiver. Except as expressly acknowledged, consented to or waived or otherwise specifically provided herein, all of the provisions of the Lock-Up Agreement shall remain unamended and unwaived and shall continue to be and shall remain in full force and effect in accordance with their respective terms.

4.             Governing Law. Section 11.9 of the Business Combination Agreement is incorporated by reference herein to apply with full force to any disputes arising under this Waiver.

5.             Counterparts. This Waiver may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, this Waiver has been entered into by the undersigned as of the date first written above.

PARENTCO
Iris Parent Holding Corp.

By:	/s/ Chris Kim
	Name:	Chris Kim
	Title:	Chief Executive Officer

SPONSOR
Iris Acquisition Holdings LLC

By:	/s/ Sumit Mehta
	Name:	Sumit Mehta
	Title:	Authorized Representative

Exhibit A

Holder	Liminatus Units	ParentCo Shares
Nongae Apple Association 1st	9,426,666	1,470,000
Red Peony Association 1st	9,426,666	1,470,000
YH Association 1st	4,488,888	700,000
Carrapicho Association 1st	8,333,333	1,299,505
WJ Association 1st	8,333,334	1,299,505
Total	16,666,667	6,239,010